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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated October 24, 1996 (except for the Note O-- Subsequent Events--as to which the date is November 20, 1996) appearing on page F-2c of PETsMART, Inc.'s Annual Report on Form 10-K for the year ended February 2, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Grant Thornton
GRANT THORNTON

London, England
November 21, 1997